Exhibit (d) (2)

PLAN OF MERGER

THIS PLAN OF MERGER is made on                      2020

BETWEEN

(1)

Changyou Merger Co. Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands having its registered office at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (“Parent”); and

(2)

Changyou.com Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands having its registered office at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (the “Company” or the “Surviving Company” and together with Parent, the “Constituent Companies”).

WHEREAS

(a)    Parent is the registered holder of a total of 70,250,000 Class B Ordinary Shares with a par value of $0.01 each in the issued share capital of the Company which represent 95.2% of the total votes exercisable at a general meeting of the Company.

(b)    Parent and the Company have agreed to merge (the “Merger”) upon the terms and subject to the conditions set forth in this Plan of Merger and in the Agreement and Plan of Merger dated as of January 24, 2020 by and among Sohu.com (Game) Limited (“Sohu Game”), Parent, and the Company, a copy of which is attached hereto as Annex 1 (the “Merger Agreement”), and in accordance with the provisions of Part XVI of the Companies Law, Cap.22 (Law 3 of 1961, as consolidated and revised) (the “Companies Law”), pursuant to which Parent will merge with and into the Company, Parent will cease to exist, and the Company will continue as the surviving company in the Merger.

(c)    This Plan of Merger is made in accordance with section 233 of the Companies Law and approved pursuant to section 233(7) of the Companies Law, whereby the shareholders of Parent and the Company are not required to approve this Plan of Merger by reason of the Company being a subsidiary company (as defined in section 232 of the Companies Law) of Parent.

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them in the Merger Agreement.

2.	CONSTITUENT COMPANIES DETAILS:

(a)	The Constituent Companies (as defined in the Companies Law) to the Merger are Parent and the Company.

(b)	The surviving company (as defined in the Companies Law) is the Company, which shall continue to be named Changyou.com Limited.

(c)

The registered office of Parent is at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The registered office of the Company is P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. The registered office of the Surviving Company will be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

(d)

Immediately prior to the Effective Time, the authorized share capital of Parent was $2,977,400 divided into 297,740,000 ordinary shares consisting of (i) 200,000,000 Class A ordinary shares of a par value of $0.01 each (“Parent Class A ordinary shares”) and (ii) 97,740,000 Class B ordinary shares of a par value of $0.01 each (“Parent Class B ordinary shares”), of which (A) no Parent Class A ordinary shares were issued and outstanding, and (B) 70,250,000 Parent Class B ordinary shares, all of which are held by Sohu Game, were issued and outstanding.

(e)

Immediately prior to the Effective Time, the authorized share capital of the Company was $2,977,400 divided into 297,740,000 Shares consisting of (i) 200,000,000 Class A Ordinary Shares of a par value of $0.01 each and (ii) 97,740,000 Class B Ordinary Shares of a par value of $0.01 each, of which (A) 39,735,112 Class A Ordinary Shares were issued and outstanding, and (B) 70,250,000 Class B Ordinary Shares, all of which are held by Parent, were issued and outstanding.

(f)

At the Effective Time the authorised share capital of the Surviving Company shall be $2,977,400 divided into 297,740,000 Shares consisting of (i) 200,000,000 Class A Ordinary Shares of a par value of $0.01 each and (ii) 97,740,000 Class B Ordinary Shares of a par value of $0.01 each, of which 1,500,000 Class A Ordinary Shares and 70,250,000 Class B Ordinary Shares shall be in issue credited as fully paid.

3.	EFFECTIVE TIME

The Merger shall take effect on [insert date] (the “Effective Time”).

4.	SHARE RIGHTS

(a)	At the Effective Time:

(i)

1,500,000 Class A Ordinary Shares in the Company that were, immediately prior to the Effective Time, held by Sohu.com Limited shall be converted into 1,500,000 Class A Ordinary Shares of the Surviving Company;

(ii)

all 70,250,000 Class B Ordinary Shares held by Parent that were issued and outstanding immediately prior to the Effective Time shall be converted into 70,250,000 Class B Ordinary Shares of the Surviving Company, all of which shall be registered in the name of Sohu Game, being the sole shareholder of Parent immediately prior to the Effective Time;

(iii)

each Class A Ordinary Share in the Company issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, shall be cancelled in exchange for the right to receive $5.40 in cash per Class A Ordinary Share without interest;

(iv)

all 70,250,000 Parent Class B ordinary shares held by Sohu Game that were issued and outstanding immediately prior to the Effective Time shall be cancelled in connection with the Merger and the receipt by Sohu Game of 70,250,000 Class B Ordinary Shares of the Surviving Company as described in sub-paragraph (ii) above (with the understanding that Parent will cease to exist as a result of the Merger); and

(v)

other than the Class A Ordinary Shares in the Company held by Sohu.com Limited and the Class B Ordinary Shares in the Company held by Parent, which shall be converted in accordance with sub-paragraphs (i) and (ii) above, all other Excluded Shares issued and outstanding immediately prior to the Effective Time shall be cancelled for nil consideration.

(b)

The rights and restrictions attaching to the shares in the Surviving Company at and after the Effective Time shall be as set out in the Memorandum and Articles of Association of the Surviving Company in the form attached hereto as Annex 2.

5.	MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

The Memorandum and Articles of Association in the form attached hereto as Annex 2 shall be the Memorandum and Articles of Association of the Surviving Company at and after the Effective Time.

6.	PROPERTY

At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities, and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

7.	DIRECTOR OF THE SURVIVING COMPANY

(a)	The name and address of the sole director of the Surviving Company (as defined in the Companies Law) are:

NAME	ADDRESS

[ ]	[●]

(b)	No director of either Constituent Company will be paid any amounts or receive any benefits consequent upon the Merger.

8.	SECURED CREDITORS

(a)	The Company has granted no fixed or floating security interests that are outstanding as of the date of this Plan of Merger.

(b)	Parent has granted no fixed or floating security interests that are outstanding as of the date of this Plan of Merger.

9.	TERMINATION

At any time prior to the Effective Time, this Plan of Merger may be terminated or amended by the Boards of Directors of both Parent and the Company.

10.	APPROVAL AND AUTHORIZATION

This Plan of Merger has been approved by the Boards of Directors of both Parent and the Company pursuant to section 233(7) of the Companies Law.

11.	COUNTERPARTS

This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

12.	GOVERNING LAW

This Plan of Merger and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of Changyou Merger Co. Limited:	)
)

	)	Director
)
	)	Name:
)
)

SIGNED for and on behalf of Changyou.com Limited:	)
)

	)	Director
)
	)	Name:
)
)

[Signature Page to Plan of Merger]

ANNEX 1

AGREEMENT AND PLAN OF MERGER

ANNEX 2

FORM OF

MEMORANDUM AND ARTICLES OF ASSOCIATION OF SURVIVING COMPANY